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                                                                    EXHIBIT 23.5

The Board of Directors
HarCor Energy Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick Thorne
Chartered Accountants
Calgary, Canada
October 27, 1995